Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in both this Registration Statement on Form S-4, Amendment No. 4, and this Registration Statement on Form S-1, Amendment No. 1 (No. 333-235313) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HPK Energy, LP as of December 31, 2019, and the period from inception (August 28, 2019) through December 31, 2019, and to the reference to our firm under the heading “Experts” herein.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

July 27, 2020